     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1995

                                                       REGISTRATION NO. 33-60977
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PETER KIEWIT SONS', INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                      47-0210602
 (State or other jurisdiction      1221, 161, 162, 4813, 4911,        (I.R.S. Employer
                                              7374
       of incorporation)          (Primary Standard Industrial      Identification No.)
                                  Classification Code Numbers)

                1000 KIEWIT PLAZA                                MATTHEW J. JOHNSON, ESQ.
              OMAHA, NEBRASKA 68131                               VICE PRESIDENT - LEGAL
                  (402) 342-2052                                 PETER KIEWIT SONS', INC.
   (Address, including zip code, and telephone                      1000 KIEWIT PLAZA
   number, including area code, of registrant's                   OMAHA, NEBRASKA 68131
           principal executive offices)                               (402) 342-2052
                                                    (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                        MFS COMMUNICATIONS COMPANY, INC.

         DELAWARE                         4813                      47-0714388
      (State or other         (Primary Standard Industrial       (I.R.S. Employer
       jurisdiction
     of incorporation)        Classification Code Numbers)     Identification No.)

                           --------------------------

          3555 FARNAM STREET, SUITE 200                         TERRENCE J. FERGUSON, ESQ.
              OMAHA, NEBRASKA 68131                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                  (402) 977-5300                                      AND SECRETARY
   (Address, including zip code, and telephone               MFS COMMUNICATIONS COMPANY, INC.
   number, including area code, of registrant's               3555 FARNAM STREET, SUITE 200
           principal executive offices)                           OMAHA, NEBRASKA 68131
                                                                      (402) 977-5300
                                                    (Name, address, including zip code, and telephone
                                                    number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

              JAMES D. DARROW, ESQ.                              JOHN S. D'ALIMONTE, ESQ.
           SUTHERLAND, ASBILL & BRENNAN                          STEVEN J. GARTNER, ESQ.
           1275 PENNSYLVANIA AVE., N.W.                          WILLKIE FARR & GALLAGHER
              WASHINGTON, D.C. 20004                               ONE CITICORP CENTER
                  (202) 383-0100                                   153 EAST 53RD STREET
                                                                 NEW YORK, NEW YORK 10022
                                                                      (212) 821-8000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF          AMOUNT TO       OFFERING PRICE        AGGREGATE           AMOUNT OF
  SECURITIES TO BE REGISTERED      BE REGISTERED       PER SHARE         OFFERING PRICE     REGISTRATION FEE
Peter Kiewit Sons', Inc.               60,100          $21.17(1)         $1,272,500(2)           $439*
Class C Construction & Mining
Group Restricted Redeemable
Convertible Exchangeable Common
Stock, $0.0625 par value
Peter Kiewit Sons', Inc.            2,152,183(3)       $59.12(1)        $127,227,500(2)         $43,872*
Class D Diversified Group
Convertible Exchangeable Common
Stock, $0.0625 par value
MFS Communications                 40,091,664(5)       29.375(4)       $1,177,692,630(4)      $406,101(5)
Company, Inc. Common Stock, $.01
par value
MFS Communications                 15,000,000(5)        $1.00(6)         $15,000,000(6)        $5,173(5)
Company, Inc. Series B
Convertible Preferred Stock,
$.01 par value
MFS Communications                 347,822(5)(7)           --                  --                  --
Company, Inc. Common Stock, $.01
par value

*    Previously paid.
(1) Determined pursuant to Rule 457(f)(2) based on weighted average book value of securities to be received by Peter Kiewit Sons', Inc. in exchange offer per share of stock to be registered.
(2) Determined pursuant to Rule 457(f)(2) based on aggregate book value of securities to be received by Peter Kiewit Sons', Inc. in exchange offer per share of stock to be registered.
(3) Based on an assumed exchange of all of the convertible debentures and an aggregate of 5,000,000 shares of Class B Stock and Class C Stock of Peter Kiewit Sons', Inc.
(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(f) based upon the high and low sales prices of the Common Stock of MFS Communications Company, Inc. as reported by the National Association of Securities Dealers, Inc.'s National Market System on June 9, 1995.
(5) In addition to the securities to be registered pursuant to this Registration Statement, the offering contemplated by the Prospectus forming a part of this Registration Statement also includes an aggregate of 40,439,490 shares of Common Stock, par value $.01 per share of MFS Communications Company, Inc. and 15,000,000 shares of Series B Convertible Preferred Stock, par value $.01 per share of MFS Communications Company, Inc. that are covered by Registration Statement No. 33-93504. A filing fee aggregating $411,274 was previously paid with the earlier registration statement relating to such 40,439,490 shares of Common Stock par value $.01 per share and 15,000,000 shares of Series B Convertible Preferred Stock par value $.01 per share.
(6) Estimated based upon the book value per share of $1.00 pursuant to Rule 457(f).
(7) Represents shares of Common Stock of MFS Communications Company, Inc. issuable upon conversion of the Series B Convertible Preferred Stock. Pursuant to the provisions of Rule 457(i) a separate registration fee is not payable.

                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       STATEMENT PURSUANT TO RULE 429(B)

    THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO COVERS SHARES OF COMMON STOCK AND PREFERRED STOCK OF MFS COMMUNICATIONS COMPANY, INC. COVERED BY REGISTRATION STATEMENT NO. 33-93504. THIS REGISTRATION STATEMENT ALSO CONSTITUTES PRE-EFFECTIVE AMENDMENT NO. 2 WITH RESPECT TO REGISTRATION STATEMENT NO. 33-93504.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     Section 145 of the DGCL empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such.

     In accordance with Section 145 of the DGCL, Article SIXTH of the Restated Certificate of Incorporation of PKS (the "PKS Certificate") and the By-laws of PKS (the "PKS By-laws") provide that PKS shall indemnify each person who is or was a director, officer or employee of PKS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of PKS as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the PKS Certificate and the PKS By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Article SEVENTH of the PKS Certificate provides that a director of PKS shall not be personally liable to PKS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to PKS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of PKS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     In accordance with Section 145 of the DGCL, Article 7 of MFS' Restated Certificate of Incorporation (the "MFS Restated Certificate") and MFS' By-Laws (the "MFS By-Laws") provide that MFS shall indemnify each person who is or was a director, officer or employee of MFS (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of MFS as director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b), and (c) of the DGCL or any successor statute. The indemnification provided by the MFS Restated Certificate and the MFS By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by MFS. Article 8 of the MFS Restated Certificate provides that a director of MFS shall not be personally liable to MFS or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to MFS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MFS shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     Section 8.7 of the MFS By-Laws provides that MFS may purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liabilities asserted against such persons arising out of such capacities.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     EXHIBITS

     Exhibit No.              Description
     -----------              -----------

     2.1                 Form of Securities Purchase Agreement between KDG and
                         MFS
     2.2                 Form of Distribution Agreement by and among PKS, KDG,
                         KCG and MFS

     4.1 Form of Certificate of Designations of the Series B Convertible Preferred Stock of MFS*
     4.2                 Form of Stock Certificate for the Series B Convertible
                         Preferred Stock*
     5.1 Opinion of Sutherland, Asbill & Brennan relating to legality of the Class C Stock and the Class D Stock of PKS***
     5.2 Opinion of Willkie Farr & Gallagher relating to legality of the Common Stock of MFS and the Series B Convertible Preferred Stock of MFS*

     8                   Ruling Letter from the Internal Revenue Service**

     15 Letter of Coopers & Lybrand, L.L.P. relating to unaudited financial information
     23.1 Consent of Coopers & Lybrand, L.L.P. relating to PKS financial statements*
     23.2 Consent of Coopers & Lybrand, L.L.P. relating to MFS financial statements*
     23.3                Consent of Peat Marwick LLP*
     23.4                Consent of Leon Constantin & Co.*
     23.5 Consent of Sutherland, Asbill & Brennan (included in its opinion filed as Exhibit 5.1)***
     23.6 Consent of Willkie Farr & Gallagher (included in its opinion filed as Exhibit 5.2)*

     23.7                Consent of CS First Boston Corporation
     23.8                Consent of Lehman Brothers Inc.
     24                  Powers of Attorney (included on signature pages)*
     99.1                Form of Letter of Transmittal sent to holders of Class
                         B Stock of PKS
     99.2                Form of Letter of Transmittal sent to holders of Class
                         C Stock of PKS
     99.3                Form of Letter of Transmittal sent to holders of
                         Convertible Debentures of PKS
     99.4                Consent of Person Named as Director*

     99.5                Opinion of CS First Boston Corporation
     99.6                Opinion of Lehman Brothers Inc.

____________

*    Previously filed.

**   Filed under an Application for Confidential Treatment pursuant to Rule 406.
***  To be filed by Amendment.

ITEM 22.  UNDERTAKINGS

     (1) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (3) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the joint prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) Each of the undersigned registrants hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by MFS pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska on July 25, 1995.


Peter Kiewit Sons', Inc.               MFS Communications Company, Inc.

By:  /s/ Walter Scott, Jr.             By:  /s/ James Q. Crowe
  ------------------------------        --------------------------
    Walter Scott, Jr.                        James Q. Crowe
       President                          Chief Executive Officer

                           PKS DIRECTORS AND OFFICERS

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                        Date
          ---------                    -----                        ----

     /s/ Walter Scott, Jr.            Chairman of the Board     July 25, 1995
- -----------------------------------   and President (Principal
       Walter Scott, Jr.              Executive Officer)


                *                     Vice Chairman and         July 25, 1995
- ----------------------------------    Director
       William L. Grewcock

                *                     Executive Vice President  July 25, 1995
- ----------------------------------    - Chief Financial
       Robert E. Julian               Officer (Principal
                                      Financial Officer) and
                                      Director


                 *                    Executive Vice President  July 25, 1995
- -----------------------------------   and Director
       Kenneth E. Stinson


                 *                    Controller (Principal     July 25, 1995
- -----------------------------------   Accounting Officer)
       Eric J. Mortensen


                                      Director                  July __, 1995
- -----------------------------------
       Richard Geary


                  *                   Director                  July 25, 1995
- -----------------------------------
       Leonard W. Kearney

                  *                   Director                  July 25, 1995
- -----------------------------------
       Richard R. Jaros


                  *                   Director                  July 25, 1995
- -----------------------------------
       George B. Toll, Jr.


                                      Director                  July __, 1995
- -----------------------------------
       Richard W. Colf

                                      Director                  July 25, 1995
                  *
- -----------------------------------
       Bruce E. Grewcock


                  *                   Director                  July 25, 1995
- -----------------------------------
       Tait P. Johnson

                  *                   Director                  July 25, 1995
- -----------------------------------
       James Q. Crowe


                                      Director                  July __, 1995
- -----------------------------------
       Robert B. Daugherty


                                      Director                  July __, 1995
- -----------------------------------
       Charles M. Harper

                                      Director                  July __, 1995
- -----------------------------------
       Peter Kiewit, Jr.


   *  /s/ Walter Scott, Jr.
- -----------------------------------
       Walter Scott, Jr.
       Attorney-In-Fact

                           MFS DIRECTORS AND OFFICERS
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 as been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                        Date
          ---------                    -----                        ----


     /s/ James Q. Crowe               Chairman of the Board     July 25, 1995
- -----------------------------------   and Chief Executive
           James Q. Crowe             Office (Principal
                                      Executive Officer)


                  *                   Senior Vice President,    July 25, 1995
- -----------------------------------   Chief Financial Officer
         R. Douglas Bradbury          (Principal Financial
                                      Officer) and Director

                  *                   Vice President and        July 25, 1995
- -----------------------------------   Controller (Principal
          Robert J. Ludvik            Accounting Officer)


                                      Director                  July __, 1995
- -----------------------------------
            Howard Gimbel


                  *                   Director                  July 25, 1995
- -----------------------------------
          Royce J. Holland
                  *                                             July 25, 1995
- -----------------------------------   Director
          Richard R. Jaros

                  *                   Director                  July 25, 1995
- -----------------------------------
          Robert E. Julian

                                      Director                  July __, 1995
- -----------------------------------
          David C. McCourt


                                      Director                  July __, 1995
- -----------------------------------
          Ronald W. Roskens


                  *                   Director                  July 25, 1995
- -----------------------------------
          Walter Scott, Jr.

                  *                   Director                  July 25, 1995
- -----------------------------------
         Kenneth E. Stinson


                                      Director                  July __, 1995
- -----------------------------------
          Michael B. Yanney


      *   /s/ James Q. Crowe
- -----------------------------------
              James Q. Crowe
              Attorney-In-Fact

                                  EXHIBIT INDEX


   EXHIBIT                                             SEQUENTIAL PAGE NO.
   -------                                             -------------------


     2.1            Form of Securities Purchase Agreement between KDG and MFS
     2.2 Form of Distribution Agreement by and among PKS, KDG, KCG and MFS

     4.1 Form of Certificate of Designations of the Series B Convertible Preferred Stock of MFS*
     4.2            Form of Stock Certificate for the Series B Convertible
                    Preferred Stock*
     5.1 Opinion of Sutherland, Asbill & Brennan relating to legality of the Class C Stock and the Class D Stock of PKS***
     5.2 Opinion of Willkie Farr & Gallagher relating to legality of the Common Stock of MFS and the Series B Convertible Preferred Stock of MFS*

     8              Ruling Letter from the Internal Revenue Service**

     15             Letter of Coopers & Lybrand, L.L.P. relating to unaudited
                    financial information
     23.1           Consent of Coopers & Lybrand, L.L.P. relating to PKS
                    financial statements*
     23.2           Consent of Coopers & Lybrand, L.L.P. relating to MFS
                    financial statements*
     23.3           Consent of Peat Marwick LLP*
     23.4           Consent of Leon Constantin & Co.*
     23.5           Consent of Sutherland, Asbill & Brennan (included in its
                    opinion filed as Exhibit 5.1)***
     23.6           Consent of Willkie Farr & Gallagher (included in its
                    opinion filed as Exhibit 5.2)*
     23.7           Consent of CS First Boston Corporation
     23.8           Consent of Lehman Brothers Inc.
     24             Powers of Attorney (included on signature pages)*
     99.1           Form of Letter of Transmittal sent to holders of Class B
                    Stock of PKS
     99.2           Form of Letter of Transmittal sent to holders of Class C
                    Stock of PKS
     99.3           Form of Letter of Transmittal sent to holders of
                    Convertible Debentures of PKS
     99.4           Consent of Person Named as Director*

     99.5           Opinion of CS First Boston Corporation
     99.6           Opinion of Lehman Brothers Inc.

____________

*    Previously filed.

**   Filed under an Application for Confidential Treatment pursuant to Rule 406.
***  To be filed by Amendment.